UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          February 14, 2007


                     SELIGMAN NEW TECHNOLOGIES FUND II, INC.
             (Exact name of Registrant as specified in its charter)

    Maryland                      811-09849                   13-4104947
 (State or other           (Commission File Number)      (I.R.S. Employer
  jurisdiction of                                         Identification No.)
  incorporation)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

Registrant's telephone number, including area code:           (212) 850-1864

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)) SECTION 7 - REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure.

The Registrant is furnishing the following information pursuant to Regulation
FD:

Seligman New Technologies Fund II, Inc. (the "Fund")

The Fund has signed letters of intent agreeing to sell the restricted securities, including the limited partnership interests in certain investment funds, held by the Fund. Although letters of intent have been executed, the Fund cannot provide any assurances that a transaction or transactions will occur or, if any such transaction or transactions do occur, as to the amount of the net proceeds to the Fund.

The sales of these various securities are subject to negotiation and execution of one or more definitive purchase and sale agreements and other conditions, including approval of the Fund's Board of Directors and obtaining any necessary third-party consents and approvals and satisfaction of issuer-specific sale conditions.

To the extent any transactions occur, the Fund's investment manager believes that they are likely to occur in one or more closings over the next 60 to 90 days.

The Fund intends to host a conference call for the public, including Fund shareholders, within the next 45 days in order to provide additional details concerning these transactions. The date and time of the call will be announced via press release, a posting on the Seligman website and a filing of another Form 8-K with the Securities and Exchange Commission. Until the Fund's conference call, due to regulatory requirements, neither the Fund nor J. & W. Seligman & Co. Incorporated and its affiliates will be able to further comment on these transactions.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     SELIGMAN NEW TECHNOLOGIES FUND II, INC.


Date:    February 14, 2007

                                                By: /s/Lawrence P. Vogel
                                                ------------------------
                                                   Lawrence P. Vogel
                                                   Vice President and Treasurer